UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2014

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.

(Exact Name of registrant as specified in its charter)

Texas	333-172846	32-0388630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 437-6792

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 14, 2014, Reef Oil & Gas Drilling and Income Fund, L.P. (the “Registrant”) and Arbol Resources, Inc. (“Arbol”) completed the transactions contemplated by that certain Purchase and Sale Agreement, dated September 18, 2014, by and among the Registrant and Arbol (the “Acquisition”). Upon the effectiveness of the Acquisition, the Registrant purchased from Arbol certain oil and gas working interests in La Salle and Frio Counties, Texas (the “Purchased Interests”).

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 14, 2014, in connection with the Acquisition, the Registrant entered into a Credit Agreement (the “Credit Agreement”) with Texas Capital Bank, N.A. (“Lender”), and a related a promissory note (the “Promissory Note”). The Credit Agreement provides for a secured revolving commitment of up to the borrowing base under the Credit Agreement (the “Borrowing Base”), subject to the terms and limitations described below. The Borrowing Base is determined at the sole discretion of the Lender in accordance with its customary practices and standards and shall never exceed $100.0 million. At October 14, 2014, the Borrowing Base was equal to $4.0 million. The Borrowing Base will be reduced monthly by $50,000, unless otherwise redetermined by the Lender in accordance with the Credit Agreement. The Borrowing Base is subject to semi-annual redetermination by the Lender. Additionally, the Credit Agreement includes a $500,000 sub-limit for letters of credit. The commitment under the Credit Agreement terminates, and the Promissory note matures, on October 14, 2017. Any unpaid principal and interest shall become due and payable on such date.

Outstanding borrowings under the Credit Agreement accrue interest at the lesser of (i) a base rate plus 2.00% or (ii) the highest lawful interest rate permitted in the State of Texas. The base rate is equal to the greater of (a) the U.S. prime rate as published in the Wall Street Journal’s “Money Rates” table or (b) 3.00%. The Registrant will incur quarterly loan commitment fees under the Credit Agreement at a rate ranging from 0.50 percent per annum on the unused balance of the Credit Agreement.

Interest accrued on outstanding borrowings is payable monthly. The outstanding principal and accrued and unpaid interest thereon may generally be prepaid by the Registrant in whole or in part at any time and without premium or penalty. On October 14, 2014, the Registrant paid the Lender a facility fee of $40,000 and is obligated to further pay, upon each determination of an increase in the borrowing base, a facility fee in the amount of one percent (1.00%) of the amount by which the Borrowing Base is increased over that in effect on the date of determination.

The Credit Agreement requires the maintenance of certain financial covenants, including a minimum interest coverage ratio and a current ratio. Additionally, the Credit Agreement contains other customary covenants, including, among other things, covenants restricting the Registrant, except under certain conditions set forth therein, from (1) incurring liens on any of its properties, (2) making certain types of investments, and (3) incurring additional indebtedness.  Additionally, the Credit Agreement places limitations on the Registrant’s ability to pay distributions to its investor partners.

The Credit Agreement contains customary events of default, including, among other things, non-payment by any borrower, non-compliance with certain covenants by the Registrant, the bankruptcy filing of the Registrant, and a default by the Registrant under certain other agreements related to indebtedness of the Registrant. Upon an event of default under the Credit Agreement, the Lender may, among other things, accelerate the maturity of any amounts outstanding under the Credit Agreement and terminate any commitments and obligations thereunder.

Borrowings under the Credit Agreement are secured by the assets of the Registrant and mortgages on properties valued at no less than 90% of the discounted value of the Registrant’s oil and gas properties used in determining the Borrowing Base. In connection therewith, the Registrant entered into a Security Agreement in favor of the Lender (the “Security Agreement”) on October 14, 2014. Additionally, the Registrant granted a Mortgage, Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement (the “Deed of Trust”) to Brad Kraus, as Trustee, for the benefit of the Lender, pursuant to which certain of the Registrant’s oil and gas properties were mortgaged.

In connection with the Acquisition, on October 14, 2014, a principal amount of $2.0 million was borrowed under the Credit Agreement, the proceeds of which were used to pay a portion of the purchase price of the Purchased Interests. Because of certain debt restrictions contained in the Registrant’s organizational documents, the Registrant is unable to borrow the remaining amount available under Borrowing Base as of the date of this report.

The foregoing description of the Credit Agreement, the Security Agreement, and the Deed of Trust are not a complete descriptions of all of the parties’ rights and obligations under such agreements and are qualified in their entirety by reference to the Credit Agreement, the Security Agreement, and the Deed of Trust filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively, and which are incorporated by reference herein.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On October 14, 2014, the Registrant and Arbol completed the Acquisition, whereby the Registrant purchased from Arbol the Purchased Interests for $11.90 million, subject to certain post-closing adjustments, including (i) adjustments for certain liabilities incurred on and revenues generated by the Purchased Interests since April 1, 2014 and (ii) certain adjustments related to environmental and title defects found by the Registrant prior to closing the acquisition. The Purchased Interests include interests in 67 producing oil and gas wells, five wells that have been drilled or are being drilled, but have not yet been completed, and estimated 108 drilling locations on which wells may be drilled in the future, each of which are located in the Eagle Ford Shale. The Registrant expects to finance a portion of the initial purchase price from a third party. Additionally, the Registrant expects that drilling activities on the properties will be conducted over approximately seven years, with the exact timing of such drilling activities to be determined by the operator, and that estimated drilling and development costs of the 108 undrilled locations, net to the Registrant, will total approximately $20 million over the period.

The description contained within this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2014 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.  As permitted by Form 8-K, the required financial statements related to the Purchased Interests will be filed under cover of an amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after this Form 8-K is required to be filed.

(b)            Pro Forma Financial Information.  As permitted by Form 8-K, the required pro forma financial information required to be filed in connection with the acquisition will be filed under cover of an amendment to this Form 8-K as soon as practicable, but no later than 71 calendar days after this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit
Number	Description
10.1	Credit Agreement, dated October 14, 2014, by and between Reef Oil & Gas Drilling and Income Fund, L.P. and Texas Capital Bank, N.A.
10.2	Security Agreement, dated October 14, 2014, by Reef Oil & Gas Drilling and Income Fund, L.P. in favor of Texas Capital Bank, N.A.
10.3

Mortgage, Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement, dated October 14, 2014, from Reef Oil & Gas Drilling and Income Fund, L.P. to Brad Kraus, as Trustee, for the benefit of Texas Capital Bank, N.A.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 20, 2014

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.,
a Texas limited partnership
(Registrant)

By:	Reef Oil & Gas Partners, L.P.,
its managing general partner

By:	Reef Oil & Gas Partners, GP, LLC,
its general partner

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager

Exhibit Index

Exhibit
Number	Description
10.1	Credit Agreement, dated October 14, 2014, by and between Reef Oil & Gas Drilling and Income Fund, L.P. and Texas Capital Bank, N.A.
10.2	Security Agreement, dated October 14, 2014, by Reef Oil & Gas Drilling and Income Fund, L.P. in favor of Texas Capital Bank, N.A.
10.3

Mortgage, Deed of Trust, Security Agreement, Fixture Filing, and Financing Statement, dated October 14, 2014, from Reef Oil & Gas Drilling and Income Fund, L.P. to Brad Kraus, as Trustee, for the benefit of Texas Capital Bank, N.A.